China Botanic Appoints Zack Zibing Pan as an Independent Director and Chairman of its Audit Committee

Press Release Source: China Botanic Pharmaceutical Inc. On Tuesday October 18, 2011, 8:00 am EDT

HARBIN, China, Oct. 18, 2011 /PRNewswire-Asia/ -- China Botanic Pharmaceutical Inc. (NYSE AMEX: CBP) ("China Botanic" or the "Company"), a developer, manufacturer and distributor of botanical products, bio-pharmaceuticals and traditional Chinese medicines ("TCM") in China, today announced that the board increased the number of directors on the board of directors to five at its annual board meeting and appointed Mr. Zack Zibing Pan to its Board of Directors, effective October 15, 2011. Mr. Pan will serve as an independent director and chairman of the Audit Committee, and a member of the Nomination and Compensation Committee.

Mr. Pan is currently the Chief Financial Officer of Biostar Pharmaceuticals, Inc., a Maryland company operated in China through its wholly owned subsidiary and controlled affiliate and listed on the NASDAQ ("Biostar"). From December 30, 2009 until April 2011, Mr. Pan served as a director of Biostar and also as the chairman of Biostar's audit committee. Mr. Pan was chief financial officer of China Education Alliance, Inc., a provider of quality educational resources in China that is listed on NYSE, to which he was appointed in August 2009. Prior to that position, Mr. Pan was an audit manager with Eide Bailly CPAs & Business Advisors at its Oklahoma City office. Mr. Pan had been working at Eide Bailly since September 2005. Mr. Pan spent seven years as a statistical analyst and economist with the State of Oklahoma. Mr. Pan has also served as a loan project officer for Asian Development Bank Loan Management Office in Anhui, China and as an associate professor at Anhui University, China.

Mr. Pan is a Certified Public Accountant, certified by the Oklahoma State Board of Accountancy. He is also a member of the American Institute of Certified Public Accountants (AICPA) and the Oklahoma Society of Certified Public Accountants (OSCPA). Mr. Pan graduated with a Master of Business Administration from the University of Central Oklahoma in 1999. He obtained his Bachelor of Arts from Anhui University, China in 1988.

"We are delighted and honored to welcome Mr. Pan to our board," said Mr. Shaoming Li, Chairman and Chief Executive Officer of China Botanic. "We are looking forward to working with Mr. Pan and believe that he will help enhance China Botanics' corporate governance and bring his industry and finance expertise to the Board. We believe that the appointment of high-caliber directors to our Board underscores our commitment to corporate governance and integrity."

The Company also announced that on October 15, 2011, Mr. Xiaosheng Shao's term as a director of the Company expired.  Mr. Li commented, "We wish to thank Mr. Shao for his valuable contributors to the Board during his tenure and wish him every success in his future activities."

ABOUT CHINA BOTANIC PHARMACEUTICAL INC.

China Botanic Pharmaceutical Inc. is engaged in the research, development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines ("TCM"), in the People's Republic of China. All of the Company's products are produced at its three GMP-certified production facilities in Ah City, Dongfanghong and Qingyang. The Company distributes its botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and OTC TCMs through its network of over 3,000 distributors and over 70 sales centers across 24 provinces in China. For more information, please visit www.renhuang.com.

Safe Harbor Statement

This press release contains certain statements that may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's beliefs, assumptions and expectations of the Company's future operations and financial performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of uncertainties including, but not limited to, the Company's ability to manage expansion of its operations effectively, and other factors detailed in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

Company Contact:	CCG Investor Relations:
China Botanic Pharmaceutical Inc.	Mr. Mark Collinson, Partner
Ms. Portia Tan, IR Contact	Phone: +1-310-954-1343 (Los Angeles)
Tel: 86-451-8260-2162	Email: mark.collinson@ccgir.com
Email: ir@renhuang.com	Website: www.ccgirasia.com

Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com